UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2025

Potbelly Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36104	36-4466837
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 N. Canal Street, Suite 325
Chicago, Illinois	60606
(Address of Principal Executive Office)	(Zip Code)

(312) 951-0600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PBPB	The NASDAQ Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) by Potbelly Corporation (the “Company”), on September 10, 2025, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) on September 9, 2025, with RaceTrac, Inc., a Georgia corporation (“Parent”), and Hero Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”).

Item 1.01.	Termination of a Material Definitive Agreement.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

On October 23, 2025, effective as of the closing of the Merger (as described under Item 2.01 of this Current Report on Form 8-K), the Company terminated that certain Credit Agreement, dated as of February 7, 2024, among Potbelly Sandwich Works, LLC, the other loan parties thereto, the lenders party thereto, and Wintrust Bank, N.A., as administrative agent (a copy of which was filed with the SEC as Exhibit 10.1 to the Company’s Current Report on Form 8-K on February 12, 2024), and concurrently repaid all commitments and other obligations outstanding thereunder.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, on September 23, 2025, Merger Sub commenced a tender offer (the “Offer”), to purchase all of the issued and outstanding shares of common stock, par value $0.01 per share (the “Company Common Stock”), of the Company (the “Shares”) at a price of $17.12 per Share (the “Merger Consideration”), in cash, without interest thereon (but subject to applicable withholding).

The Offer was not extended and the Offer and related withdrawal rights expired as scheduled at 5:00 p.m., New York City time, on Wednesday, October 22, 2025 (such date and time, the “Expiration Time”). Equiniti Trust Company, LLC, in its capacity as depositary and paying agent for the Offer (the “Depositary and Paying Agent”), has advised Merger Sub that, as of the Expiration Time, 28,280,576 Shares (excluding, for the avoidance of doubt, Shares presented pursuant to guaranteed delivery procedures which Shares have not yet been “received,” as such term is defined by Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”)) had been validly tendered and not validly withdrawn pursuant to the Offer, representing approximately 90.7% of the issued and outstanding Shares as of the Expiration Time. Accordingly, the Minimum Condition (as defined in the Merger Agreement) was satisfied. As a result of the satisfaction of the Minimum Condition and each of the other conditions to the Offer, Merger Sub accepted for payment the Shares that were validly tendered and not validly withdrawn pursuant to the Offer by the Expiration Time. Parent has transmitted payment for such Shares to the Depositary and Paying Agent, which will disburse the Merger Consideration to tendering Company stockholders whose Shares have been accepted for payment in accordance with the terms of the Offer.

Following the consummation of the Offer, subject to the terms and conditions of the Merger Agreement and in accordance with Section 251(h) of the DGCL, on October 23, 2025, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent in accordance with the DGCL. At the effective time of the Merger (the “Effective Time”), each Share that was not validly tendered and irrevocably accepted for purchase pursuant to the Offer, other than any Share (i) held by a holder who is entitled to demand appraisal and who has (or for which the “beneficial owner” (as defined in Section 262(a) of the DGCL) has) properly exercised appraisal rights with respect thereto in accordance with, and who has (and, to the extent applicable, for which the applicable beneficial owner has) complied with, Section 262 of the DGCL with respect to any such Shares held by such holder or (ii) held by the Company as treasury stock or owned by Parent, Merger Sub or any of Parent’s other subsidiaries (including Shares acquired pursuant to the Offer), was cancelled and converted into the right to receive cash in an amount equal to the Merger Consideration, on the terms and subject to the conditions set forth in the Merger Agreement.

Pursuant to the terms of Section 2.7(a) of the Merger Agreement, at the Effective Time, (A) each of the Company’s restricted stock units (the “Company RSUs”) that was outstanding and vested (but not yet settled) as of immediately prior to the Effective Time, taking into account any acceleration of vesting of any Company RSU that occurred upon the Effective Time (each, a “Vested Company RSU”), was automatically cancelled and converted into and became the right to receive an amount in cash, without interest thereon (but subject to applicable withholding), equal to the product obtained by multiplying (i) the Merger Consideration by (ii) the total number of shares of Company Common Stock subject to such Vested Company RSU and (B) each outstanding Company RSU that was not a Vested Company RSU as of immediately prior to the Effective Time (each, an “Unvested Company RSU”) was automatically cancelled and substituted into the contingent right to receive from Parent or the Surviving Corporation an aggregate amount (without interest) in cash (a “Substituted RSU Cash Award”) equal to the product obtained by multiplying (1) the Merger Consideration by (2) the total number of shares of Company Common Stock subject to such Unvested Company RSU. Each such Substituted RSU Cash Award continues to have, and is subject to, the same vesting terms and conditions as applied to the corresponding Unvested Company RSU immediately prior to the Effective Time, except that each such Substituted RSU Cash Award is afforded “double-trigger” accelerated vesting upon the applicable holder’s termination without cause or resignation for good reason, in each case, that occurs during a post-closing period.

Pursuant to the terms of Section 2.7(b) of the Merger Agreement, at the Effective Time, each of the Company’s performance-based restricted stock units (the “Company PSUs”) that was outstanding and unvested as of immediately prior to the Effective Time, was automatically cancelled and substituted into and became the contingent right to receive an amount in cash, without interest thereon (but subject to applicable withholding) (a “Substituted PSU Cash Award”), equal to the product obtained by multiplying (i) the Merger Consideration by (ii) the total number of shares of Company Common Stock subject to such Company PSU, with the achievement of the performance-based vesting metrics applicable to each Company PSU based on the greater of target or actual achievement of the applicable performance metrics, as determined by the Compensation Committee of the board of directors of the Company as of the day prior to the Closing Date. Each such Substituted PSU Cash Award is payable on the last day of the performance period that applied to the corresponding Company PSUs immediately prior to the Effective Time (such date, the “Vesting Date”), subject to the applicable holder’s continued employment or service through the Vesting Date, except that each such Substituted PSU Cash Award is afforded “double-trigger” accelerated vesting upon such applicable holder’s termination without cause or resignation for good reason, in each case, that occurs during a post-closing period.

Pursuant to the terms of Section 2.7(c) of the Merger Agreement, each of the Company’s outstanding options to purchase shares of Company Common Stock (the “Company Options”) that was outstanding, whether vested or unvested, as of immediately prior to the Effective Time, was automatically cancelled and converted into and became the right to receive an amount in cash, without interest thereon (but subject to applicable withholding), equal to the product obtained by multiplying (i) the total number of shares of Company Common Stock subject to such Company Option by (ii) the excess, if any, of the Merger Consideration over the exercise price of such Company Option, less applicable taxes required to be withheld with respect to such payment.

Pursuant to the terms of Section 2.8 of the Merger Agreement, at the Effective Time, (a) each of the Company’s outstanding warrants to purchase shares of Company Common Stock (the “Company Warrants”) that was outstanding and unexercised as of immediately prior to the Effective Time, was automatically cancelled and converted into and became the right to receive an amount in cash, without interest thereon (but subject to applicable withholding), equal to the product obtained by multiplying (i) the total number of shares of Company Common Stock underlying such Company Warrant by (ii) the excess, if any, of the Merger Consideration over the exercise price of such Company Warrant, less applicable taxes required to be withheld with respect to such payment (the “Warrant Consideration”), and (b) the holder of such Company Warrant, in lieu of shares of Company Common Stock immediately purchasable and receivable upon the exercise of such Company Warrant, became entitled only to receive the Warrant Consideration in respect of such Company Warrant and has no other rights pursuant to such holder’s ownership of such Company Warrant.

The aggregate consideration payable by Parent to acquire the Shares and Company Warrants in the Offer and the Merger was approximately $530 million. The aggregate amount payable to holders of Company RSUs and Company Options was approximately $11 million.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on September 10, 2025, and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

On October 23, 2025, the Company notified The Nasdaq Global Select Market (“Nasdaq”) of the consummation of the Merger and requested that Nasdaq file with the SEC a Form 25, Notification of Removal from Listing and/or Registration, to delist all of the Shares from Nasdaq and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Upon effectiveness of the Form 25, the Company also intends to file a Certification and Notice of Termination of Registration on Form 15 with the SEC requesting the termination of registration of the Shares under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Trading of the Shares on Nasdaq was halted prior to the opening of trading on October 23, 2025.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

As a result of the consummation of the Offer and the consummation of the Merger, at the Effective Time, each Share that was issued and outstanding immediately prior to the Effective Time (except as described in Item 2.01 of this Current Report on Form 8-K) was converted into the right to receive the Merger Consideration pursuant to the Merger Agreement. Accordingly, at the Effective Time, the holders of such Shares ceased to have any rights as stockholders of the Company, other than the right to receive the Merger Consideration pursuant to the Merger Agreement.

Item 5.01	Changes in Control of the Registrant.

The information contained in the Introductory Note and Items 2.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the consummation of the Offer and the consummation of the Merger in accordance with Section 251(h) of the DGCL on October 23, 2025, a change in control of the Company occurred. At the Effective Time, the Company became a wholly owned subsidiary of Parent. The Merger Consideration is being funded through a combination of Parent’s consolidated available cash and borrowings under a credit agreement of Parent.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

In accordance with the terms of the Merger Agreement, (i) each of Robert D. Wright, Joseph Boehm, Vann Avedisian, Adrian Butler, David Head, David J. Near, David Pearson and Jill Sutton resigned from their respective positions as members of the Company’s board of directors and all committees thereof, and (ii) Natalie Morhous and Malanie Isbill, each a director on the board of directors of Merger Sub immediately prior to the Effective Time, each became a member of the board of directors of the Company, in each case, effective as of the Effective Time. In addition, Robert D. Wright resigned from his position as President of the Company at the Effective Time; Mr. Wright continues to serve as the Chief Executive Officer of the Company. These resignations were tendered in connection with the Merger and not as a result of any disagreements between the Company and the resigning individuals on any matters related to the Company’s operations, policies or practices.

Effective as of the closing of the Merger, Adam Noyes, the Company’s former Senior Vice President and Chief Operating Officer, was elected President of the Company. In connection with his promotion, Mr. Noyes’s annual base salary was increased to $600,000. He is eligible to participate in a cash-based annual incentive program with a target incentive opportunity of $400,000, and a cash-based long-term incentive program with an annual target grant opportunity of $450,000, generally based on three-year performance periods. He is also eligible to purchase nonvoting common stock and membership interests of Parent and certain of its affiliates. For one year following the closing of the Merger, Mr. Noyes will be entitled to the severance compensation to which he would have been entitled to under his Executive Employment Agreement dated August 28, 2020 with the Company. His Executive Employment Agreement was otherwise terminated. The information required by Items 401(b), (d) and (e) and Item 404(a) of the SEC’s Regulation S-K is incorporated by reference from the Company’s Definitive Proxy Statement filed with the SEC on April 4, 2025 into this Item 5.02. The foregoing summary of the severance compensation under Mr. Noyes’s former Executive Employment Agreement is qualified in its entirety by reference to such agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and it is incorporated herein by reference.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 23, 2025, pursuant to the terms of the Merger Agreement, the certificate of incorporation of the Company was amended and restated in its entirety, effective as of the Effective Time, and the bylaws of the Company were amended and restated in their entirety, effective as the Effective Time. Copies of the Company’s amended and restated certificate of incorporation and amended and restated bylaws are included as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, each of which is incorporated by reference herein.

Item 8.01	Other Events.

On October 23, 2025, Parent issued a press release announcing the consummation of the Offer and the consummation of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

2.1*	Agreement and Plan of Merger, dated as of September 9, 2025, by and among RaceTrac, Inc., Hero Sub Inc. and Potbelly Corporation (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Potbelly Corporation on September 10, 2025).

3.1	Amended and Restated Certificate of Incorporation of Potbelly Corporation.

3.2	Amended and Restated Bylaws of Potbelly Corporation.

10.1	Executive Employment Agreement, dated August 28, 2020, between Potbelly Corporation and Adam Noyes (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Potbelly Corporation on September 1, 2020).

99.1	Press Release of RaceTrac, Inc., dated October 23, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 23, 2025		POTBELLY CORPORATION

	By:	/s/ Steven W. Cirulis
Steven W. Cirulis
Senior Vice President, Chief Financial Officer and Chief Strategy Officer